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                                                                   EXHIBIT 10.12

                   RESOLUTIONS ADOPTED BY THE HUMAN RESOURCES
                 AND ETHICS COMMITTEE OF THE BOARD OF DIRECTORS
                            OF ESCO TECHNOLOGIES INC.

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                  WHEREAS, ESCO Technologies Inc. ("Company") adopted the ESCO
Electronics Corporation Performance Compensation Plan for Corporate, Subsidiary and Division Officers and Key Managers ("Plan"); and

                  WHEREAS, the Human Resources and Ethics Committee of the Board of Directors of the Company ("Committee") has been authorized to amend the Plan; and

                  WHEREAS, the Committee desires to amend the Plan effective as of January 1, 2000:

                  NOW, THEREFORE, BE IT

                  RESOLVED, that the Plan is amended as follows:

                  1. The fifth sentence of Section V is amended to read as
                     follows:

                          "Performance Compensation Awards for some Participants
                  may be based upon predetermined Subsidiary, Division or individual performance targets whereas Performance Compensation Awards for other Participants may be totally discretionary as determined by the Committee." and BE IT FURTHER

                  RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to take such further action and execute such documents as they, with the advice of counsel, deem necessary or desirable to carry out the intent of the foregoing.

                  The foregoing Resolutions were adopted by the Committee this 9th day of November, 2000.